Hale and Dorr LLP
                               Counsellors At Law

                  60 State Street, Boston, Massachusetts 02109
                     617-526-6000 [bullet] Fax 617-526-5000




                                                                       Exhibit 5


                                              July 2, 1998


Berkshire Realty Company, Inc.
470 Atlantic Avenue
Boston, Massachusetts  02210

              Re: Amended and Restated Stock Option Plan

Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on July 2, 1998 with the Securities and Exchange Commission relating to 1,800,000 shares of the Common Stock, $.01 par value per share ("Shares"), of Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), issuable under the Company's Amended and Restated Stock Option Plan (the "Plan").

         We have examined the Restated Certificate of Incorporation, as amended, and the By-laws, as amended, of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.



Washington, D.C.                      Boston, MA                     London, UK*
--------------------------------------------------------------------------------
              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)

Berkshire Realty Company, Inc.
July 2, 1998
Page 2


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.


                                Very truly yours,


                                /s/ Hale and Dorr LLP
                                ---------------------
                                HALE AND DORR LLP